EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements No.'s 333-61905, 333-22499, 333-86871 and 333-43305 on Form S-8 of our report dated October 11, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern), appearing in this Transition Report on Form 10-K of Windswept Environmental Group, Inc. for the year ended July 3, 2001.

/s/ Deloitte & Touche LLP

Jericho, New York
October 24, 2001